EXHIBIT 10.7



                                SERVICE AGREEMENT



THIS AGREEMENT dated for reference the 1st day of March, 1999.

BETWEEN:

          Olson Cove Consulting Ltd., a body corporate incorporated under The laws of the Province of British Columbia

          ("OCCL.")

                                                            OF THE FIRST PART

AND:

          Sportsprize Entertainment Inc.,
          A body corporate incorporated under the laws of the State of Nevada, U.S.A.

          ("SEI")

                                                            OF THE SECOND PART

WHEREAS:

A.   Thomas Cove ("Thomas") is an employee of Olson Cove Consulting Ltd.

B. SEI wishes to obtain from OCCL. and OCCL. has agreed to provide to SEI, the services of Thomas to serve as an officer of SEI and perform the duties of the office of Vice President Technical Operations of SEI, on the terms and subject to the conditions set out herein.

     NOW, THEREFORE, THIS AGREEMENT WITNESSES that the parties mutually agree as follows:

1. Engagement: SEI engages OCCL., and OCCL. agrees, to provide the services of Thomas to SEI to serve as an officer of SEI and perform the duties of the office of Vice-President Technical Operations of SEI described in subsection 3(a), on the terms and subject to the conditions set out herein.

2.   Term:  The term  ("Term")  of the  engagement  ("Engagement")  pursuant  to section 1 will be deemed to have commenced on the date of execution and will end on the first anniversary, unless terminated pursuant to this Agreement.



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3.   Duties and Obligations of Thomas: During the Term, OCCL. will:

     (a) Make Thomas available for election to the office of Vice-President of technical Operations of SEI as from time to time determined by the
          Board of Directors (the "Board") of SEI, including, without limitation, performance of each of the following duties:

          (i) Acting as, and accepting the appointment to the office of Vice president of Technical Operations.

          (ii) Recommending methods and models of execution of product development plans.

          (iii)     Responsibility for management of overall  product  delivery

          (iv) Designing and implementing procedures for product development, including software and graphics design, web site and Internet functions in relation to product delivery.

          (v)       Assuming   responsibility  for  direction  of  the  software
                    writers,   engineers  and   designers,   ensuring   schedule
                    requirements quality controls.

          (vi)      Undertaking strategic planing including the use case models,
                    identification   of   technical,   resource  and   budgetary
                    constraints.

          (vii) Monitoring and evaluating the product design and systems support for operations.

          (viii) Maintaining liaison with key personnel such as software writers, engineers, systems support teams and customers.

          (ix)      Participating in corporate strategies

          (x) Assisting the President and otherwise acting in accordance with his instructions.

     (b) Be liable to comply with the withholding and other requirements of the Income Tax Act and any other applicable legislation in respect of any remuneration paid by OCCL to Thomas.

4. Performance: OCCL. and Thomas will perform their duties hereunder as follows:

     (a) Subject to ill health of Thomas, OCCL. will provide the services of Thomas to SEI during each day that is a business day in the Term.



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     (b)  OCCL.  will  cause  Thomas to devote at least Half all of his time and energy during normal business hours on each business day during the Term to performing the duties described in subsection 3(a) to the best of his skill and ability.

     (c) Notwithstanding subsections (a) and (b), OCCL. will not be required to provide the services of Thomas to SEI on statutory holidays and at such times and during such periods, being not less than two weeks in the aggregate in respect of each year of the Term, as the parties may reasonably agree in respect of vacation for Thomas

5. Remuneration: In consideration of the services to be provided by OCCL. hereunder, SEI will:

     (a) pay OCCL. US$ 2000 (or such other amount as the parties may agree in writing) per calendar month during the Term on the last day of each month or, if such days are not business days, on the first prior day that is a business day;

          (1) Once Thomas becomes a full time employee of SEI, OCCL. shall receive from SEI USD $5,000 per Month. Further, once the company achieves an income revenue that is at least equal to the companies operating costs, then the parties will renegotiate Thomas's monthly remuneration to a rate considered at par to industry standards.

          (2) Issue OCCL 25,000 common class A voting shares as a signing bonus upon the execution of this Agreement,

          (3) Issue OCCL 125,000 Common Shares but to be held in escrow only to be released to Thomas on the performance of the following;

               i.   One half (62,500) on July 1.1999.

               ii.  One half (62,500) on the first anniversary of this Agreement

     (b) Reimburse OCCL. or Thomas, as the case may be, for all reasonable expenses incurred by OCCL. and Thomas in the performance of the duties described in subsection 3(a) and OCCL. and Thomas, as the case may be, will provide to SEI such particulars of such expenses as SEI may reasonably require;

     (c) Grant OCCL stock options in accordance with the rules and regulations of applicable regulatory authorities. The minimum number of options to be issued per year will be 100,000 at a price no less than $0.50 per share, and subject to the appropriate regulatory bodies.

6.   Termination: The following will govern termination under this Agreement:

     (a) If Thomas agrees to become a full-time employee of SEI, OCCL. may deliver to SEI a notice to terminate the Engagement on a day not less than 30 days after the day of such delivery and the Engagement will terminate at the expiration of such 30-day period, provided that Thomas will then be deemed to replace and to substitute for OCCL. for all purposes of this Agreement and the provisions of this


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          Agreement  will be  construed  mutatis  mutandis  with respect to such replacement and substitution.

     (b) if Thomas wishes to terminate his employment or this agreement he shall give the company thirty days notice, and will not receive any further stock incentives thereafter.

     (c) SEI may terminate the Engagement without notice and without any payment in lieu of notice if:

          (i) OCCL. Or Thomas is guilty of any wilful act, neglect, or conduct that causes substantial damage or discredit to SEI, or

          (ii) OCCL. Or Thomas is convicted of any offense involving fraud.

     (d)  SEI may  terminate  the  Engagement on notice given not less than one-
          (1) months prior to the effective date of termination. Upon such termination, OCCL. will be paid a severance allowance as follows:

          One  months income.

     (e) In the event that Thomas becomes permanently disabled prior to termination of the Engagement hereunder, SEI may terminate the Engagement in which case the provisions of subsection 6(a) will apply.

7. Disclosure: Thomas will refrain from making public or disclosing to any person who is not an officer or direction of SEI any information that may come to the knowledge of Thomas during the Term respecting the business dealings of SEI or any of the clients of SEI.

8. 1. Indemnity: OCCL. will indemnify and save harmless SEI from and against any and all damages or losses resulting from:

     (a)  Any breach of this Agreement on the part of OCCL., or

     (b) Any act or omission of OCCL. where such constitutes gross negligence or wilful misconduct, but no act of Thomas will, of itself, be deemed gross negligence or wilful misconduct if it is done or omitted at the instruction or with the concurrence of the Board.

     2. SEI shall execute an Indemnification Agreement in favour of Thomas acting out his duties as an executive Officer of the Company.



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9.   Assignment:  Thomas may not assign all or any part of its  interest in this
     Agreement or delegate the performance of Thomas's duties hereunder to any other person without the written consent of SEI.

10.  Miscellaneous:

     (a) Each party will, on the request of the other, execute and deliver such other agreements, deeds, documents, and instruments, and do such further acts and things as the other may reasonably request in order to evidence, carry out and give full force and effect to the terms, conditions, intent and meaning of this Agreement.

     (b) If any provision of this Agreement is invalid or unenforceable for any reason whatsoever, such provision will be severable from the remainder of this Agreement, the validity of the remainder will continue in full force and effect and this Agreement will be construed as if it had been executed without the invalid or unenforceable provision.

     (c) No consent or waiver express or implied, by either party to or of any breach by the other party in the performance by the other of any or all of its obligations under this Agreement:

          (i) Will be valid unless it is in writing and specifically stated to be a consent or waiver pursuant to this subsection,

          (ii) May be relied on by the other as a consent or waiver to or of any other breach or default of the same or any other obligation,

          (iii)Will   constitute   a  general   consent  or  waiver  under  this
               Agreement, or

          (iv) Will eliminate or modify the need for a specific consent or waiver pursuant to this subsection in any other instance.

     (d) Notices, requests, demands, or directions to one party to this Agreement by another will be in writing and will be delivered as follows:

          If to Sportsprize at:

          ----------------------------------

          ----------------------------------

          If to OCCL. at:

          921 Roslyn Blvd.
          North Vancouver, BC
          V7G 1P4


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          Attention: Thomas Cove.

          Or to such other address as may be specified by one party to the other in a notice given in the manner provided in this subsection.

     (e) This Agreement is made in British Columbia with the intention that its construction and validity and all other issues related to its administration will, in all respects, be governed by the laws prevailing in that Province.

     (f) In the event of any dispute between the parties in respect of the interpretation of this Agreement or any matter to be agreed on, such dispute will be determined by a single arbitrator appointed and acting pursuant to the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator will be final and binding on the parties.





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     (g)  This Agreement  constitutes the entire  agreement  between the parties and there are no representations or warranties, express or implied, statutory or otherwise, and no agreement collateral hereto other than as expressly set forth or referred to herein.


     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day first above written.


Sportsprize Entertainment Inc.
By it's authorized signatory:


/s/ Jeff Paquin
------------------------------------
Jeff Paquin


Olson Cove Consulting Ltd.
By it's authorized signatory:


/s/ Thomas Cove
------------------------------------
Thomas Cove